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                                                                  EXHIBIT 10.71


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made effective as of November 6, 1998, by and between AMERICAN HOMEPATIENT, INC., a Delaware corporation (hereinafter, the "Employer"), and Joseph F. Furlong, III, a resident of the State of California (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, Employer desires to employ Employee to serve as its President and Chief Executive Officer, and Employee desires to accept such employment, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements made herein, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

         1. EMPLOYMENT. Employer hereby employs Employee to serve as Employer's President and Chief Executive Officer during the term of this Agreement, and Employee hereby accepts such employment.

         2. TERM. The Agreement shall commence on November 6, 1998. Either party may terminate this Agreement upon four (4) weeks' prior written notice to the other party. In such event, Employee will continue to fully perform services under this Agreement through the date of termination, and the Employer will pay Employee timely all compensation due pursuant to Section 4 through the date of termination. The provisions of Section 6 will survive termination of this Agreement.

         3. DUTIES OF EMPLOYEE. The Employee shall be responsible for the typical management responsibilities expected of a President and Chief Executive Officer of a publicly-held company, as well as such other responsibilities as may be assigned to Employee from time to time by Employer's Board of Directors. Employee agrees to devote substantially all of his business time, attention and skill to the business and affairs of Employer and its subsidiaries and will perform his duties hereunder faithfully. Employer acknowledges that Employee will retain and pursue his other business interests which existed immediately prior to the date of this Agreement.

         4. COMPENSATION.


            (a) Salary. For his employment hereunder, Employee shall be paid a monthly salary of Thirty Thousand and No/100 Dollars ($30,000.00). Such salary will be payable in accordance with the Employer's standard payroll practices.

            (b) Options. Upon execution and delivery of this Agreement, Employer will grant Employee options pursuant to its 1991 Nonqualified Stock Option Plan, as amended, to acquire three hundred thousand (300,000) shares of Employer's common stock. Such options will be subject to



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the above-referenced plan and to that certain Option Agreement between Employee and Employer to be entered into forthwith.

            (c) Business Expenses. Employer will reimburse Employee for all reasonable travel and other expenses incurred by Employee in connection with the services to be performed hereunder. Employer hereby acknowledges and agrees that expenses related to travel to and from Employer's corporate support center in Brentwood, Tennessee and Employee's residence in California, and expenses related to accommodations, rental cars and similar items while Employee is in Brentwood, Tennessee performing services for Employer will constitute reasonable expenses.

            (d) No Other Benefits. Employee will not be entitled to any insurance or other benefits or perquisites except as is mutually agreed upon by Employer and Employee.

         5. TERMINATION FOR CAUSE. Employer may terminate this Agreement at any time upon written notice for "cause." For purposes of this Agreement, the term "cause" means (i) Employee's gross or willful misconduct with respect to the performance of his services as President and Chief Executive Officer of Employer, (ii) Employee being charged or convicted of either a felony or misdemeanor involving moral turpitude, (iii) Employee's disability to such an extent that he is unable to perform services hereunder for a period of one month, or (iv) Employee's death.

         6. CONTINUING RESPONSIBILITIES.

            (a) Cooperation Regarding Claims. Employee will, with reasonable notice during and after the term of this Agreement, furnish information as may be in his possession or otherwise cooperate with Employer as may be reasonably requested in connection with any claims or legal actions in which Employer or a subsidiary is or may become a party. Employer will reimburse Employee for all documented out-of-pocket expenses Employee incurs in the performance of his duties under this clause (a).

            (b) Confidentiality. Employee recognizes and acknowledges that all information pertaining to the affairs, business, clients, customers and other relationships of Employer and its subsidiaries is confidential and is a unique and valuable asset of Employer. Access to and knowledge of this information are essential to the performance of the Employee's services under this Agreement. Employee will not, either during the term of this Agreement or thereafter, except to the extent reasonably necessary in the performance of his services hereunder, give to any person, firm, association, corporation or governmental agency any information concerning the affairs, business, clients, customers or other relationships of Employer and its subsidiaries except as required by law. Employee will not make use of this type of information for his own purpose or for the benefit of any person or organization other than Employer and its subsidiaries. All such information, even though it may be in the possession of the Employee, will remain confidential and the property of Employer.

            (c) Remedies. Employee acknowledges that his breach or attempted or threatened breach of any provision of clause (b) above would cause irreparable harm to Employer not compensable in monetary damages and that Employer will be entitled, in addition to all other applicable remedies, to a temporary and/or permanent injunction and a decree for specific




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performance of the terms of such clause (b), without being required to prove damages or furnish a bond or any other type of security.

         7. INDEMNIFICATION. Employer will indemnify Employee to the fullest extent permitted by the laws of the State of Delaware in effect at that time, or the Certificate of Incorporation and Bylaws of Employer, whichever affords the greater protection to Employer.

         8. ASSIGNMENTS; SUCCESSORS AND ASSIGNS. The rights and obligations of Employee hereunder are personal in nature and are not assignable or delegable. Any prohibited assignment or delegation will be null and void. The Employer may assign and delegate this Agreement. The provisions hereof shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties hereto.

         9. GOVERNING LAW. This Agreement shall be interpreted under, subject to and governed by the substantive laws of the State of Tennessee, without giving effect to provisions thereof regarding conflict of laws, and all questions concerning its validity, construction, and administration shall be determined in accordance thereby.

         10. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original but all of which will together constitute one and same instrument.

         11. INVALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect any other provision hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

         12. EXCLUSIVENESS. This Agreement constitutes the entire understanding and agreement between the parties with respect to the employment by Employer of Employee and supersedes any and all other agreements, oral or written, between the parties, including but not limited to that certain Retention Agreement dated as of November 6, 1998, which is hereby rendered null and void.

         13. MODIFICATION. This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

         14. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid by registered mail, return receipt requested, or when delivered if by hand, overnight delivery service or confirmed facsimile transmission, to the following:




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             (a) If to the Employer, at 5200 Maryland Way, Suite 400, Brentwood,
Tennessee 37027 Attention: Corporate Secretary, or at such other address as may have been furnished to the Employee by the Employer in writing; or

             (b) If to the Employee, at ________________________, or such other address as may have been furnished to Employer by Employee in writing.

         15. CONSOLIDATION, MERGER OR SALE OF ASSETS. Nothing in this Agreement shall preclude Employer from consolidating or merging in to or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertaking of Employer hereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                           "EMPLOYER"



                                     AMERICAN HOMEPATIENT, INC.,
                                     a Delaware corporation



                                     By:     /s/ Morris Perlis
                                        --------------------------------------
                                     Title: Chairman of the Board of Directors
                                           -----------------------------------



                                     "EMPLOYEE"



                                            /s/ Joseph F. Furlong, III
                                     -------------------------------------
                                     JOSEPH F. FURLONG, III







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